UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2022

VELODYNE LIDAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38703	83-1138508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5521 Hellyer Avenue San Jose, California		95138
(Address of principal executive offices)		(Zip Code)
(669) 275-2251
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	VLDR	The Nasdaq Stock Market LLC
Warrants, each exercisable for three-quarters of one share of common stock	VLDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Amendment No. 1 on Form 8-K/A, or the Amended 8-K, is being filed as an amendment to the Current Report on Form 8-K filed by Velodyne Lidar Inc., (“the Company)”, with the Securities and Exchange Commission on June 21, 2022, or the Original 8-K. The purpose of this Amended 8-K is to disclose the Company’s decision as to frequency of future shareholder advisory votes on the compensation of the Company’s named executive officers. No other changes are being made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in a non-binding advisory vote on the frequency of future say on pay votes held at the Annual Meeting, 68,742,060 shares were voted to recommend that advisory votes on the compensation of the Company’s named executive officers be held every one year, 1,350,867 shares were voted for every two years, and 629,714 shares were voted for every three years. Based on the Board of Director’s prior recommendation and the results of the advisory vote on the say on pay frequency proposal, the Board has determined that the Company will hold a shareholder advisory vote on the compensation of the Company’s named executive officers every year until the next required shareholder vote on frequency of advisory votes on the compensation of the Company’s named executive officers, which is required to occur no later than the Company’s annual meeting of shareholders in 2028.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELODYNE LIDAR, INC.

DATE:	August 9, 2022	By:	/s/ Daniel Horwood
Daniel Horwood
General Counsel
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